UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2026

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Stanwix St. #2407, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)

(630) 708-0750

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Bio-Path Holdings, Inc. is referred to herein as “Bio-Path”, “we”, “us”, or “the Company”.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2026, Bio-Path’s domestication to Wyoming was approved by the Secretary of State of Wyoming. The stamped paperwork and subsequently filed amendment to create a new class of Series S Preferred stock with fifty-one (51) authorized shares, each convertible into one common share and holding 1% of the diluted voting power of the company are attached.

Item 8.1 Other Events.

Effective February 10, 2026, Wendy M. Charles, PhD, MS, CIP, CCRP and Michael Hickey were appointed to our recently created Scientific Advisory Board:

Wendy M. Charles, PhD, MS, CIP, CCRP: https://www.linkedin.com/in/wendycharles/

Dr. Charles is a clinical scientist, digital health leader, and educator with more than 25 years of experience spanning clinical research operations, regulatory compliance, health information technology, and emerging technologies in life sciences. She holds a PhD in Clinical Science with a specialty in Health Information Technology from the University of Colorado Anschutz Medical Campus and has led complex research and compliance programs across academic medical centers and digital health companies. Her expertise includes oncology and drug development research oversight, human subjects protection, FDA-regulated data integrity, real-world data strategies, and the ethical application of advanced technologies in clinical research.

Dr. Charles currently serves as an Assistant Professor of Health Informatics at the University of Denver and is Editor-in-Chief of the Frontiers in Blockchain: Blockchain for Science journal section. She has held executive leadership roles, including Chief Scientific Officer and Chief Ethics & Compliance Officer, and has advised pharmaceutical companies, venture capital firms, and international policy bodies on regulatory strategy, data governance, and technology-enabled research innovation. As a Scientific Advisory Board member for Bio-Path Holdings, Dr. Charles brings a translational perspective that bridges science, technology, and compliance to support the advancement of novel oncology therapeutics and the modernization of clinical research and data capture practices.

Michael Hickey: https://www.linkedin.com/in/michaelbhickey/

Michael Hickey is currently Vice President Clinical Operations of Processa Pharmaceuticals, Inc, (NASDAQ: PCSA), a health and wellness company whose products improve survival and quality of life for patients with unmet medical needs. He brings experience from previous roles at Amgen, Biomarin, and as a consultant to the biotech and pharmaceutical industry. Mr. Hickey holds an MBA in Business Management, Marketing, and Related Support Services from CSUSM College of Business and Bachelor of Science Degree from USC in Exercise Physiology . He has a robust skill set that includes Hematology, Oncology, Clinical Monitoring, Clinical operations, Biotechnology, and related fields.

Both Dr. Charles and Mr. Hickey signed three-year Advisory Board agreements and were issued 100,000 stock options with a three-year expiration and $0.06 exercise price, subject to adjustment.

Exhibit No.	Description
10.1	Bio-Path Holdings, Inc. Domestication to Wyoming –03/05/2026
10.2	Amendment to Bio-Path Articles of Incorporation: Creation of Series S Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: March 19, 2026	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer, Chief Financial Officer and Director

3